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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of General Cable Corporation on Form S-4 of our report dated January 29, 2003 (November 4, 2003 as to Note 25), appearing in the Registration Statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the Company's method of accounting for certain inventory).

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 12, 2004